Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER,
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Six Flags Entertainment Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John M. Duffey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 19, 2014

/s/ JOHN M. DUFFEY
John M. Duffey Executive Vice President and Chief Financial Officer